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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 --------------
                                    FORM 8-K
                                 --------------

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 16, 1999
              (Date of earliest event reported): September 1, 1999



                        MELITA INTERNATIONAL CORPORATION
                (Exact name of Company specified in its charter)



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
          GEORGIA                                 0-22317                             58-1378534
(State or other jurisdiction of         (Commission File Number)           (IRS Employer Identification No.)
incorporation or organization)
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     5051 PEACHTREE CORNERS CIRCLE, NORCROSS, GEORGIA               30092
         (Address of principal executive offices)                 (Zip Code)




                                 (770) 239-4000
                (Company's telephone number, including area code)



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                                                             Page 1 of _________

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Item 2.  Acquisition or Disposition of Assets.

         On September 1, 1999, Melita International Corporation, a Georgia corporation ("Melita"), completed the acquisition of eShare Technologies, Inc., a Delaware corporation ("eShare"), through the merger (the "Merger") of MICA Corporation I, a Delaware corporation and subsidiary of Melita ("MICA") with and into eShare, pursuant to the terms of an Agreement and Plan Merger, dated June 14, 1999, by and among Melita, MICA and eShare, as amended by Amendment No. 1 to Agreement and Plan Merger, dated September 1, 1999, by and among Melita, MICA and eShare (the "Merger Agreement"). In the Merger, each outstanding share of eShare capital stock is being converted into 0.461654905 shares (the "Conversion Ratio") of Melita common stock, no par value per share ("Melita Common Stock"). Outstanding eShare options and warrants are being exchanged for Melita options and warrants in accordance with the Conversion Ratio. eShare survived the Merger as a wholly owned subsidiary of Melita.

         Pursuant to the Merger, 10,844,891 shares of eShare capital stock outstanding on the closing date were converted into the right to receive an aggregate of approximately 5,006,597 shares of Melita Common Stock. eShare options and warrants to purchase 2,260,136 shares of eShare common stock were converted into Melita options and warrants to purchase an aggregate of approximately 1,043,403 shares of Melita Common Stock. The total consideration in the Merger was determined through arms' length negotiations between representatives of Melita and eShare. Neither Melita nor any of its affiliates had, nor to the knowledge of Melita, did any director or officer or any associate of any such director or officer of Melita have, any material relationship with eShare prior to the Merger.

         In connection with the Merger, which was accounted for under the pooling-of-interests method of accounting, Melita expects to record a charge in the third quarter of 1999 for merger-related expenses and certain associated costs and charges in an amount of $3.5 to $4.5 million. A complete description of the transaction is contained in the Merger Agreement filed as Exhibits 2.1 and 2.2 to this report. Melita issued the press release filed as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (a) The following financial statements of eShare, together with the independent auditors' reports thereon, are incorporated herein by reference to Melita's Proxy Statement dated August 4, 1999 (File No. 0-22317), under the caption "Financial Statements - Financial Statements of eShare Technologies, Inc. at December 31, 1997 and 1998 and at March 31, 1999 (Unaudited)":

                  (i) consolidated balance sheets as of December 31, 1998 and 1997 and March 31, 1999 (unaudited);

                  (ii) consolidated statements of operations for the years ended December 31, 1998 and 1997 and March 31, 1999 (unaudited);

                  (iii) consolidated statements of stockholders' equity for the years ended December 31, 1998 and 1997 and March 31, 1999 (unaudited);

                  (iv) consolidated statements of cash flows for the years ended December 31, 1998 and 1997 and March 31, 1999 (unaudited); and

                  (v)      notes to consolidated financial statements.

(b)      Pro Forma Financial Information

         The required pro forma financial information relating to the business acquired is hereby incorporated by reference to Melita's Proxy Statement dated August 4, 1999 (File No. 0-22317), under the caption "Financial Statements-- Unaudited Pro Forma Combined Condensed Financial Statements."


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(c)      Exhibits:

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
2.1 Agreement and Plan of Merger, dated as of June 14, 1999, by and among Melita International Corporation, MICA Corporation I, and eShare Technologies, Inc.

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of September 1, 1999, by and among Melita International Corporation, MICA Corporation I, and eShare Technologies, Inc.

2.3      Delaware Certificate of Merger dated September 1, 1999.

99.1 Text of Press Release of Melita International Corporation, dated September 1, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MELITA INTERNATIONAL CORPORATION


                                      By:    /s/ Dan K. Lowring
                                           -------------------------------------
                                           Dan K. Lowring
                                           Vice President, Administration, Chief
                                           Financial Officer and Secretary
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)

                                      Date: September 16, 1999


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                                  EXHIBIT INDEX

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
Exhibit No.    Exhibit
-----------    -------

2.1 Agreement and Plan of Merger, dated as of June 14, 1999, by and among Melita International Corporation, MICA Corporation I, and eShare Technologies, Inc.

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of September 1, 1999, by and among Melita International Corporation, MICA Corporation I, and eShare Technologies, Inc.

2.3            Delaware Certificate of Merger dated September 1, 1999.

99.1 Text of Press Release of Melita International Corporation, dated September 1, 1999.
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